Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

CASE NAME:	In Re Edison Mission Energy, et al.	CASE NO.:	12-49219

SUMMARY OF CASH RECEIPTS AND CASH DISBURSEMENTS

For the period from 12/17/2012 through 12/31/2012

Below exhibit will replace standard detailed breakdown

Debtor Entity	Total Receipts	Total Disbursements
Edison Mission Energy	$106,525,023	$2,358,910
Camino Energy Company	0	0
Chestnut Ridge Energy Company	0	0
Edison Mission Energy Fuel Services, LLC	0	0
Edison Mission Fuel Resources, Inc.	0	0
Edison Mission Fuel Transportation, Inc.	0	0
Edison Mission Holdings Co.	0	0
Edison Mission Midwest Holdings Co.	0	0
Midwest Finance Corp.	0	0
Midwest Generation EME, LLC	$1,400	$715,100
Midwest Generation, LLC	$38,364,767	$8,608,960
Midwest Generation Procurement Services, LLC	0	0
Midwest Peaker Holdings, Inc.	0	0
Mission Energy Westside, Inc.	0	0
San Joaquin Energy Company	0	0
Southern Sierra Energy Company	0	0
Western Sierra Energy Company	0	0
DEBTOR ENTITY TOTAL	$144,891,191	$11,682,970

OPERATING REPORT

EXHIBIT “B”